UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported) -- October 16, 1996

                               ESSEX GROUP, INC.
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   (Exact name of registrant as specified in its charter)

   MICHIGAN                          1-7418                      35-1313928
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   (State or other jurisdiction      (Commission           (I.R.S. Employer
    of incorporation)                File Number)       Identification No.)


   1601 WALL STREET, FORT WAYNE, INDIANA                             46802
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   (Address of principal executive offices)                       Zip Code


   Registrant's telephone number, including area code:  (219) 461-4000


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   (Former name or former address, if changed since last report.)





   Item 5.        Other Events.

     On October 16, 1996 the registrant issued the press release attached hereto as Exhibit 20.1, which is incorporated herein by reference.

   Item 7.   Financial Statements and Exhibits.

          (a)     Financial Statements of Business Acquired:
                  Not applicable

          (b)     Pro Forma Financial Information:
                  Not applicable

          (c)     Exhibits:

                  Number    Exhibit Description
                 ------     -------------------

                  20.1      Press release by the registrant on
                              October 16, 1996


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                        ESSEX GROUP, INC.
                                          (Registrant)



                                        ----------------------------------
   October 16, 1996                     /s/ James D. Rice
                                        Senior Vice President
                                        Corporate Controller
                                        (Principal Accounting Officer)





                                                     Contact:  Tom Castaldi
                                                     (219) 461-4381

                                 NEWS RELEASE


                      ESSEX GROUP, INC. ANNOUNCES RESULTS


   FORT WAYNE, Ind., October 16, 1996 -- Essex Group, Inc. (the "Company"), today announced results for the three-month and nine-month periods ended September 30, 1996.
             Net  sales  and net  income for  the three-month  period ended
   September 30, 1996, were $328.8 million and $11.5 million, respectively. Despite a 29% decline in the average price of copper, net sales were 6.6 percent greater than third quarter 1995 sales of $308.3 million resulting primarily from increased sales volumes across most of the
   Company's  business operations  and  the acquisition  of a  distribution
   operation  in September  1995.   Net income  improved $5.4  million from
   third quarter 1995 net income of $6.1 million due primarily to improved margins, higher sales volumes and reduced interest expense partially offset by increased overhead expenses attributable to the distribution operation acquired in September 1995.
             Net sales  and  net income  for  the nine-month  period  ended
   September 30, 1996, were $974.7 million and $25.6 million, respectively. Net sales were 9.9 percent greater than the comparable period last year due to increased sales volumes and the acquisition of a distribution operation in September 1995, partially offset by lower copper prices. Improved sales volumes reflected increased demand for the Company's wire
   products within  most of  its major markets.   Net income  improved $9.2
   million from the  comparable period  last year due  primarily to  higher
   sales  volumes   and  improved  margins   and  a  second   quarter  1995
   extraordinary charge of $3.0 million ($5.0 million before applicable tax benefit), partially offset by increased interest expense and higher
   overhead  expenses.   The  increase in  overhead  expense was  primarily
   attributable to the distribution operation acquired in September 1995 while the additional interest expense was related to increased bank debt for the May 1995 repurchase of the parent company's (BCP/Essex Holdings
   Inc.  ("Holdings"))  16%  Senior   Discount  Debentures  due  2004  (the
   "Debentures"). The Company entered into new credit facilities which provided the funds used by Holdings to repurchase all of the Debentures. The extraordinary charge was taken in connection with the retirement of bank debt under Essex' previous credit facility.
             Essex Group, Inc. is  one of the world's largest  producers of electrical wire and cable products and is included in the Fortune 1000 list of industrial and service companies and the Forbes 500 list of
   privately  held  companies.    The  Company's  business  operations  are
   supported by 24 manufacturing facilities in 12 states producing a broad range of products that include magnet wire, building wire, automotive wire, appliance wire, industrial wire, electronic wire, specialty wiring assemblies, communication wire and electrical insulation materials.